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                                                                    EXHIBIT 12.2

AGL Resources Inc.
Regulation S-K Integrated Disclosure Rules
Computation of Ratio of Earnings to Fixed Charges and Dividends
(Millions of Dollars)

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
                                                                                  ------------------------------------------------

                                                                                  ------------------------------------------------

                                                                                     Nine months     Nine months            FY
                                                                                       6/30/01          6/30/00            2000
                                                                                  --------------- --------------     -------------
                                    Earnings
                                    --------

       Net Income                                                                      $  84.1          $  53.7          $   71.1
(A)    Add:  Income Taxes                                                                 47.8             30.7              37.2
                                                                                  ------------   --------------      ------------
(B)    Income from Continuing Operations Before Income Taxes                           $ 131.9          $  84.4          $  108.3
       Add:  Interest on Long Term Debt (Before Reduction for AFUDC)                      40.9             35.2              46.7
             Dividends on Preferred Stock - Pretax                                         9.3              7.2               9.3
             Amortization of Debt Expense                                                  0.3              0.3               0.3
             Other Interest                                                               27.7              4.3               6.9
             Interest Component of Rentals (1/3 Rents)                                     4.6              3.8               4.0
                                                                                  ------------   --------------      ------------
(C)        Income as Adjusted                                                          $ 214.7          $ 135.2          $  175.5
                                                                                  ============   ==============      ============

                            Fixed Charges & Dividends
                            -------------------------

       Interest on Long Term Debt (Before Reduction for AFUDC)                         $  40.9          $  35.2          $   46.7
       Amortization of Debt Expense                                                        0.3              0.3               0.3
       Other Interest                                                                     27.7              4.3               6.9
       Interest Component of Rentals (1/3 Rents)                                           4.6              3.8               4.0
(D)    Dividends on Preferred Stock - Pretax                                               9.3              7.2               9.3
                                                                                  ------------   --------------      ------------
(E)        Fixed Charges and Preferred Dividends                                       $  82.8          $  50.8          $   67.2
                                                                                  ============   ==============      ============

       Ratio of Earnings to Fixed Charges and Dividends (C)/(E)                           2.59             2.66              2.61
                                                                                  ============   ==============      ============


(D)    Computation of Dividends on Preferred Stock - Pretax
       ----------------------------------------------------
       Effective Tax Rate (A)/(B)                                                       0.3624           0.3637            0.3435
       1 Minus Effective Tax Rate (Gross-up Factor)                                     0.6376           0.6363            0.6565
       Dividends on Preferred Stock                                                    $   5.9          $   4.6          $    6.1
       Divided by: Gross-up Factor                                                      0.6376           0.6363            0.6565
       Dividends on Preferred Stock - Pretax                                           $   9.3          $   7.2          $    9.3
                                                                                  ============   ==============      ============

                                                                          ------------------------------------------------------
                                                                                    5yr + Q3-2001
                                                                          ------------------------------------------------------
                                                                                FY            FY                FY          FY
                                                                               1999          1998              1997        1996
                                                                          -----------     --------     ------------    ---------
                                    Earnings
                                    --------

       Net Income                                                            $  74.3      $  80.6          $   76.6     $   75.6
(A)    Add:  Income Taxes                                                       39.1         38.8              46.8         47.5
                                                                          ----------      -------      ------------    ---------
(B)    Income from Continuing Operations Before Income Taxes                 $ 113.4      $ 119.4          $  123.4     $  123.1
       Add:  Interest on Long Term Debt (Before Reduction for AFUDC)            49.7         49.7              45.1         42.2
             Dividends on Preferred Stock - Pretax                               9.3          9.9              10.0          7.2
             Amortization of Debt Expense                                        0.3          0.3               0.3          0.3
             Other Interest                                                      4.0          5.1               7.5          7.3
             Interest Component of Rentals (1/3 Rents)                           2.8          2.6               2.2          2.2
                                                                          ----------      -------      ------------    ---------
(C)        Income as Adjusted                                                $ 179.5      $ 187.0          $  188.5     $  182.3
                                                                          ==========      =======      ============    =========

                            Fixed Charges & Dividends
                            -------------------------

       Interest on Long Term Debt (Before Reduction for AFUDC)               $  49.7      $  49.7          $   45.1     $   42.2
       Amortization of Debt Expense                                              0.3          0.3               0.3          0.3
       Other Interest                                                            4.0          5.1               7.5          7.3
       Interest Component of Rentals (1/3 Rents)                                 2.8          2.6               2.2          2.2
(D)    Dividends on Preferred Stock - Pretax                                     9.3          9.9              10.0          7.2
                                                                          ------------------------------------------------------
(E)        Fixed Charges and Preferred Dividends                             $  66.1      $  67.6          $   65.1     $   59.2
                                                                          ======================================================

       Ratio of Earnings to Fixed Charges and Dividends (C)/(E)                 2.72         2.77              2.90         3.08
                                                                          ==========      =======      ============    =========


(D)    Computation of Dividends on Preferred Stock - Pretax
       ----------------------------------------------------
       Effective Tax Rate (A)/(B)                                             0.3448       0.3250            0.3793       0.3859
       1 Minus Effective Tax Rate (Gross-up Factor)                           0.6552       0.6750            0.6207       0.6141
       Dividends on Preferred Stock                                          $   6.1      $   6.7          $    6.2     $    4.4
       Divided by: Gross-up Factor                                            0.6552       0.6750            0.6207       0.6141
       Dividends on Preferred Stock - Pretax                                 $   9.3      $   9.9          $   10.0     $    7.2
                                                                           =========      =======      ============    =========
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